Exhibit 23.5

Independent Auditor’s Consent

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated October 17, 2014, relating to our audits of the financial statements of Green Circle Bio Energy, Inc., included herein and to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Carr, Riggs & Ingram, LLC

Certified Public Accountants

Panama City Beach, Florida

October 27, 2014